             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                        Statement to Certificateholders

                               September 16, 2002


                                                       DISTRIBUTION IN DOLLARS
---------------------------------------------------------------------------------------------------------------------------------
                ORIGINAL         BEGINNING                                                                                ENDING
                  FACE           PRINCIPAL                                                      REALIZED      DEFERRED   PRINCIPAL
   CLASS          VALUE           BALANCE       PRINCIPAL      INTEREST          TOTAL           LOSSES       INTEREST    BALANCE
---------------------------------------------------------------------------------------------------------------------------------
     A1      357,735,172.00    1,495,566.08   1,495,566.08        2,685.37    1,498,251.45        0.00          0.00       0.00
     A2       40,000,000.00      167,226.06     167,226.06          292.83      167,518.89        0.00          0.00       0.00
     R                 0.00            0.00           0.00    1,607,119.52    1,607,119.52        0.00          0.00       0.00
   TOTALS    397,735,172.00    1,662,792.14   1,662,792.14    1,610,097.72    3,272,889.86        0.00          0.00       0.00

     SI        8,117,044.50   85,575,850.56           0.00            0.00            0.00    1,352.45          0.00       0.00


                               FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                            PASS-THROUGH RATES
               ----------------------------------------------------------------------------------  -----------------------------
                                                                                                                    CURRENT
               BEGINNING                                                             ENDING                        PASS-THRU
CLASS          PRINCIPAL       PRINCIPAL          INTEREST            TOTAL         PRINCIPAL         CLASS           RATE
-------------------------------------------------------------------------------------------------  -----------------------------
   A1          4.18065149     4.18065149         0.00750659        4.18815808       0.00000000         A1           2.020000%
   A2          4.18065150     4.18065150         0.00732075        4.18797225       0.00000000         A2           1.970000%
TOTALS         4.18065149     4.18065149         4.04816530        8.22881679       0.00000000

   SI     10,542.73517411     0.00000000         0.00000000        0.00000000       0.00000000         SI           0.000000%






--------------------------------------------------------------------------------
IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

                                Mark M. Volosov
               JPMorgan Chase Bank - Structured Finance Services
                             450 West 33rd, 14th Fl
                            New York, New York 10001
                   Tel: (212) 946-7172 / Fax: (212) 946-8302
                         Email: mark.volosov@chase.com
--------------------------------------------------------------------------------



[JPMorgan Logo]    Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                               September 16, 2002

***Trust Termination Due To Five Percent Clean-Up Call Option Exercised
   By Seller***

Sec. 4.01(i)            Principal Collections received during the Collection Period                               2,918,667.94
                        Interest Collections received during the Collection Period                                  391,323.94
                        Additional Draw Amount                                                                            0.00

Sec. 4.01(iii)          Floating Allocation Percentage                                                              4.146273 %
                        Fixed Allocation Percentage                                                                98.000000 %

Sec. 4.01(iv)           Investor Certificate Interest Collections                                                   354,221.92
Sec. 4.01(v)            Investor Certificate Principal Collections                                                2,918,667.94

Sec. 4.01(vi)           Seller Interest Collections                                                                       0.00
                        Seller Principal Collections                                                                      0.00
                        (Seller Interest and Principal Collections Are Zero Due To Termination)

Sec. 4.01(xi)           Accelerated Principal Distribution Amount                                                         0.00
                        Accelerated Principal Distribution Amount Actually Distributed                                    0.00

Sec. 4.01(xiii)         Amount Required to be Paid by Seller                                                              0.00
                        Amount Required to be Paid by Servicer                                                            0.00

Sec. 4.01(xiv)          Servicing Fee                                                                                37,102.02
                        Accrued and Unpaid Servicing Fees                                                                 0.00

Sec. 4.01(xv)           Liquidation Loss Amounts (Net of Charge Off Amounts)                                          1,410.95
                        Charge Off Amounts                                                                                0.00
                        Charge Off Amounts allocable to Investor Certificateholders                                       0.00
                        Cumulative Loss Amounts                                                                   1,131,625.33

Sec. 4.01(xvi)          Pool Balance as of end of preceding Collection Period                                    89,044,850.79
                        Pool Balance as of end of second preceding Collection Period                             90,521,001.38

Sec. 4.01(xvii)         Invested Amount                                                                                   0.00


Sec. 4.01(xxi)          Has a Rapid Amortization Event Ocurred?                                                            YES

Sec. 4.01(xxii)         Has an Event of Default Ocurred?                                                                    NO

Sec. 4.01(xxiii)        Amount Distributed to Credit Enhancer per 5.01(a)(1)                                              0.00
                        Amount Distributed to Credit Enhancer per 5.01(a)(6)                                              0.00
                        Unreimbursed Amounts Due to Credit Enhancer                                                       0.00

Sec. 4.01(xxiv)         Guaranteed Principal Distribution Amount                                                          0.00

Sec. 4.01(xxv)          Credit Enhancement Draw Amount                                                                    0.00

Sec. 4.01(xxvi)         Amount Distributed to Seller per 5.01(a)(10)                                              1,607,119.52


[JPMorgan Logo]    Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                               September 16, 2002

Sec. 4.01(xxvii)         Maximum Rate                                                                                  5.0209%
                         Weighted Average Net Loan Rate                                                                5.0209%
Sec. 4.01(xxviii)        Minimum Seller Interest                                                                  1,749,546.87

Sec. 4.01(xxix)          Required Servicer Advance                                                                        0.00
                         Unreimbursed Required Servicer Advance                                                           0.00
                         Required Servicer Advance Reimbursement                                                          0.00

Sec. 4.01(xxx)           Spread Account Requirement                                                                       0.00
                         Amount on deposit in the Spread Account (after the Spread Withdrawal)                            0.00
                         Spread Account Deposit                                                                           0.00
                         Spread Account Withdrawal (including Spread Account Deposits)                                    0.00

                                      Delinquencies

                                                       Group 1
                          ----------------------------------------------------------------
                          Period                  Number    Principal Balance   Percentage
                          ----------------------------------------------------------------
                           0-30 days                   0                 0.00       0.00%
                          31-60 days                  34           887,660.87       1.01%
                          61-90 days                   7           252,251.47       0.29%
                          91-120 days                  1                 0.00       0.00%
                           121+ days                   3            36,024.86       0.04%
                             Total                    45         1,175,937.20       1.34%

                                            Loans in Foreclosure

                                                      Group 1
                               ---------------------------------------------------
                               Number            Principal Balance      Percentage
                               ---------------------------------------------------
                                    0                   0.00                 0.00%

                                            Loans in REO

                                                    Group 1
                               ---------------------------------------------------
                               Number      Principal Balance            Percentage
                               ---------------------------------------------------
                                    0                   0.00                 0.00%








[JPMorgan Logo]    Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.